Exhibit 99.7

CONSENT OF MORISON ADVISORY SDN. BHD.

We hereby consent to (i) references to our name, (ii) inclusion of information and data contained in our draft fairness opinion dated 27 June 2024, (iii) citation of the draft fairness opinion, in this Prospectus constituting a part of this Registration Statement on Form F-4. We further hereby consent to the filing of this letter as an exhibit to the Registration Statement with the SEC.

Dated: November 04, 2024

/s/ Morison Advisory Sdn. Bhd.
Morison Advisory Sdn. Bhd.